SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



                         Date of Report: August 16, 2004

                Date of earliest event reported: August 16, 2004



                          MAINE & MARITIMES CORPORATION

             (Exact name of registrant as specified in its charter)



                                      Maine

                         (State or other jurisdiction of

                         incorporation or organization)

                                   333-103749

                              (Commission File No.)

                                   30-0155348

                      (I.R.S. Employer Identification No.)

                   209 State Street, Presque Isle, Maine 04769

               (Address of principal executive offices) (Zip Code)

                   Registrant's telephone number: 207-760-2499

Item 12.  Results of Operations and Financial Condition

                     Maine & Maritimes Corporation
                 Announces Second Quarter 2004 Results

    PRESQUE ISLE, Maine--(BUSINESS WIRE)--Aug. 16, 2004--(AMEX:MAM):
Maine & Maritimes Corporation (the "Corporation" or "MAM") today announced its financial and operating results for the three month period ended June 30, 2004. The consolidated net loss for the second quarter of 2004 was $0.19 per share, or $308,000, compared to a loss of $0.15 per share, or $236,000 for the same period last year. MAM's income from continuing operations for the three months ended June 30, 2004, was a loss of $.17 per share, which is the same loss incurred in the second quarter of the prior year. Income from continuing operations for the six month period ended June 30, 2004, was $1.03 per share or $1,633,000 compared with $1.06 per share or $1,664,000 in the prior year. Its discontinued operations showed second quarter and year-to-date losses in 2004 of $33,000 or $.02 per share and $391,000 or $0.25 per share, respectively. Through the second quarter of 2004, MAM's net income available for common stock was $0.78 per share or $1,242,000 compared to $1.08 per share or $1,704,000 in 2003.
    MAM's regulated electric utility operations increased revenues for the three months ended June 30, 2004, by $560,000 due to rate and sales volume increases; however, its earnings were offset by an increase in stranded cost amortization expense, increased interest expenses due to higher interest rates, a reduction in the rate of return on the stranded cost deferred fuel balance and increased maintenance and vegetation management expenses. The regulated electric utility segment's net income for the quarter was $34,000, compared to $93,000 in 2003.
    MAM's unregulated engineering services operations, currently consisting of The Maricor Group, produced revenues of $625,000 for the three months ended June 30, 2004; however, the segment reported a loss of $169,000. The three engineering firms purchased by the segment displayed the ability to be profitable during the quarter; however, corporate allocations, non-capital acquisition expenses associated with the purchase of two mechanical and electrical engineering firms, one in Halifax, Nova Scotia and one in Hudson, Massachusetts, and business development expenses contributed to the loss. According to John Havrilla, Chief Operating Officer of The Maricor Group, "Given the late second quarter acquisitions of Morris & Richard Consulting Engineers and RES Consulting Engineers, as well as our current sales pipeline, we believe third quarter results for the unregulated engineering services segment will be improved and we are pleased with our pace of forward progress."
    Activity from MAM's "Other" segment positively impacted earnings on a quarter-on-quarter basis by $227,000 due to holding company formation expenses in 2003. As stated, these quarter-on-quarter earnings were partially offset by 2004 expenses for acquisition and corporate support activities.
    For the three months ended June 30, 2004, Energy Atlantic, MAM's discontinued segment, incurred a loss of $33,000, or $.02 per share, due to a loss on asset disposal and run out expenses that will be minimal beyond this period. The discontinuation and suspension of Energy Atlantic's operations during the first half of the year was a key element of MAM's strategy to eliminate operations that are no longer consistent with its strategic and financial objectives.
    J. Nick Bayne, President and Chief Executive Officer of Maine & Maritimes Corporation, stated, "Although we are always disappointed in a loss during any quarter, management anticipated a very modest quarter due to reductions in earnings associated with MPS's stranded costs, increased interest expenses, and costs associated with two strategic acquisitions during the quarter. However, we remain confident that our decision to fix MPS's variable interest rate portfolio will serve our customers and shareholders well over the term of the debt. Further, we continue to evaluate and focus on cost saving initiatives associated with our regulated utility, MPS. We remain confident in our overall growth strategy and long-term outlook. The year 2004 is, and will continue to be, a fundamental year in the transformation of our Company as we seek to diversify, grow and mitigate the economic impact of deregulation. Building and acquiring new foundations for future revenue and net income growth has been and will continue to be essential part of our business strategy. We are quite pleased with the progress our new subsidiary, The Maricor Group, is making, and believe our two newest acquisitions made during the latter part of the quarter will advance its growth and profitability.
    Maine & Maritimes Corporation and Subsidiaries Earnings Report for the three months and six months ended June 30, 2004, are as follows:


                      Three Months Ended June 30,
                              (Unaudited)
            (Dollars in Thousands Except Per Share Amounts)

                                                    2004        2003
----------------------------------------------------------------------
Regulated Operating Revenues                   $    6,882  $    6,322
Unregulated Operating Revenues                        625           -
                                                    -----       -----
Total Operating Revenues                       $    7,507  $    6,322
                                                    =====       =====
Loss from Continuing Operations
  Available for Common Shareholders            $     (275) $     (274)
(Loss) Income from Discontinued Operations            (33)         38
                                                    -----       -----
Total Consolidated Net Income                  $     (308) $     (236)
                                                    =====       =====
Basic & Diluted Earnings (Loss) per Common
 Share From Continuing Operations              $    (0.17) $    (0.17)
Basic & Diluted Earnings (Loss) per Common
 Share From Discontinued Operations                 (0.02)       0.02
                                                    -----       -----
Total Earnings (Loss) per Common Share         $    (0.19) $    (0.15)
                                                    =====       =====
Average Shares Outstanding                      1,599,000   1,575,000



                       Six Months Ended June 30,
                              (Unaudited)
            (Dollars in Thousands Except Per Share Amounts)

                                                    2004        2003
----------------------------------------------------------------------
Regulated Operating Revenues                   $   17,090  $   15,902
Unregulated Operating Revenues                        915           -
                                                    -----       -----
Total Operating Revenues                       $   18,005  $   15,902
                                                    =====       =====
Income from Continuing Operations
  Available for Common Shareholders            $    1,633  $    1,664
(Loss) Income from Discontinued Operations           (391)         40
                                                    -----       -----
Total Consolidated Net Income                  $    1,242  $    1,704
                                                    =====       =====
Basic & Diluted Earnings per Common Share
  From Continuing Operations                   $     1.03  $     1.06
Basic & Diluted Earnings (Loss)per Common
 Share From Discontinued Operations                 (0.25)       0.02
                                                    -----       -----
Total Earnings per Common Share                $     0.78  $     1.08
                                                    =====       =====
Average Shares Outstanding                      1,590,000   1,574,000



    Maine & Maritimes Corporation is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility and its wholly owned, inactive Canadian Subsidiary the Maine and New Brunswick Electrical Power Company, Limited. Maine & Maritimes Corporation is also the parent company of The Maricor Group, its Canadian subsidiary, Maricor Ltd, and its US subsidiary RES Engineering, Inc., both engineering, asset development and lifecycle asset management services companies; Maricor Properties Ltd, a Canadian real estate development and investment company, its Canadian subsidiary Mecel Properties Ltd; and Energy Atlantic, an inactive energy marketing subsidiary. MAM, MPS, and The Maricor Group have principal corporate offices in Presque Isle, Maine. MAM's corporate website is www.maineandmaritimes.com.

    Cautionary Statement Regarding Forward-Looking Information

    NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of MAM; accordingly, there can be no assurance that such indicated results or events will be realized.
    The information herein is qualified in its entirety by reference to factors contained in the Forward-Looking Statement of the Management's Discussion and Analysis of Financial Condition and Results of Operation in Maine & Maritimes Corporation's Form 10-K for the year ended December 31, 2003, and subsequent securities filings, as well as, but not necessarily limited to the following factors: the impact of recent and future federal and state regulatory changes in environmental and other laws and regulations to which MAM and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation; interest rates; general economic conditions; the performance of projects undertaken by unregulated businesses; the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued by MAM or its subsidiaries, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to MAM or its subsidiaries; financial market conditions; the effects of terrorist incidents; weather; the timing and acceptance of new product and service offerings; general industry trends; changes in business strategy and development plans; capital market conditions and the ability to raise capital; competition; and rating agency actions, among others.

    CONTACT: Maine & Maritimes Corporation
             Annette N. Arribas, 207-760-2402
             Email:  aarribas@maineandmaritimes.com


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date:  August 16, 2004


By: /S/ Kurt A. Tornquist
        Senior Vice President, Chief Financial Officer and Treasurer